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                               EXHIBIT (8)(b)(2)

                               AMENDMENT TO WRL
                            PARTICIPATION AGREEMENT
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                              AMENDMENT NO. 15 TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                            WRL SERIES FUND, INC.,
                          PFL LIFE INSURANCE COMPANY,
                      AUSA LIFE INSURANCE COMPANY, INC.,
                  PEOPLES BENEFIT LIFE INSURANCE COMPANY AND
                TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

     Amendment No. 15 to the Participation Agreement among WRL Series Fund, Inc., (the "Fund"), PFL Life Insurance Company ("PFL"), AUSA Life Insurance Company, Inc. ("AUSA"), Peoples Benefit Life Insurance Company ("Peoples") and Transamerica Occidental Life

Insurance Company ("Transamerica") dated July 1, 1992, as amended
("Participation Agreement").

     WHEREAS, PFL has established the Separate Account VA F, a separate account for purposes of selling a variable annuity product funded by WRL Series Fund, Inc.

     WHEREAS, PFL will offer the ARK Select Variable Annuity.

     NOW, THEREFORE, IT IS HEREBY AGREED that PFL, through its separate account, Separate Account VA F, and its ARK Select Variable Annuity, is authorized to acquire shares issued by WRL Series Fund, Inc., subject to the terms and conditions of the Participation Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of September 1, 2000.

PFL LIFE INSURANCE COMPANY            WRL SERIES FUND, INC.
By its authorized officer             By its authorized officer

By:  /s/ Larry N. Norman              By:  /s/ John K, Carter
     -------------------                 ------------------------------------
  Larry N. Norman                        John K. Carter
  Title:  President                      Title:  Vice President, Secretary
                                                 and Counsel

AUSA LIFE INSURANCE                   PEOPLES BENEFIT LIFE
COMPANY, INC.                         INSURANCE COMPANY
By its authorized officer             By its authorized officer

By:  /s/ William L. Busler            By:  /s/ Larry N. Norman
  ----------------------------           ------------------------------------
  William L. Busler                      Larry N. Norman
  Title:  Vice President                 Title: Vice President

TRANSAMERICA OCCIDENTAL  LIFE
INSURANCE COMPANY
By its authorized officer

By:  /s/ Priscilla I. Hechler
   ---------------------------
   Priscilla I. Hechler
   Title: Assistant Vice President and Assistant Secretary
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                              AMENDED SCHEDULE A

                          Effective September 1, 2000
                   Account(s), Policy(ies) and Portfolio(s)
                    Subject to the Participation Agreement

Accounts:       PFL Endeavor Variable Annuity Account
                PFL Endeavor Platinum Variable Annuity Account
                AUSA Endeavor Variable Annuity Account
                Mutual Fund Account
                PFL Life Variable Annuity Account A
                PFL Life Variable Annuity Account C
                PFL Life Variable Annuity Account D
                PFL Retirement Builder Variable Annuity Account
                AUSA Life Insurance Company, Inc. Separate Account C
                Peoples Benefit Life Insurance Company Separate Account V
                Legacy Builder Variable Life Separate Account
                AUSA Series Life Account
                Transamerica Occidental Life Separate Account VUL-3
                PFL Life Variable Annuity Account E
                Separate Account VA F

Policies:       PFL Endeavor Variable Annuity
                PFL Endeavor Platinum Variable Annuity
                AUSA Endeavor Variable Annuity
                Atlas Portfolio Builder Variable Annuity
                Extra Variable Annuity
                Access Variable Annuity
                Retirement Income Builder II Variable Annuity
                AUSA & Peoples - Advisor's Edge Variable Annuity
                Peoples - Advisor's Edge Select Variable Annuity
                Legacy Builder II
                Legacy Builder Plus
                AUSA Financial Freedom Builder
                Transamerica Elite
                Privilege Select Variable Annuity
                ARK Select Variable Annuity

Portfolios:     WRL Series Fund, Inc.
                      WRL Janus Growth
                      WRL AEGON Bond
                      WRL. J.P. Morgan Money Market
                      WRL Janus Global
                      WRL LKCM Strategic Total Return
                      WRL VKAM Emerging Growth

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                        AMENDED SCHEDULE A (continued)


  WRL Series Fund, Inc.
       WRL Alger Aggressive Growth
       WRL AEGON Balanced
       WRL Federated Growth & Income
       WRL C.A.S.E. Growth
       WRL NWQ Value Equity
       WRL GE International Equity
       WRL GE U.S. Equity
       WRL J.P. Morgan Real Estate Securities
       WRL T. Rowe Price Dividend Growth
       WRL T. Rowe Price Small Cap
       WRL Goldman Sachs Growth
       WRL Goldman Sachs Small Cap
       WRL Pilgrim Baxter Mid Cap Growth
       WRL Salomon All Cap
       WRL Dreyfus Mid Cap
       WRL Third Avenue Value
       WRL Dean Asset Allocation
       WRL Great Companies - America(sm)
       WRL Great Companies - Technology(sm)
       WRL Value Line Aggressive Growth
       WRL Gabelli Growth
       WRL Great Companies - Global/2/